                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           November 14, 1997
                                                --------------------------------

First Chicago NBD Corporation
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(Exact name of registrant as specified in its charter)


          Delaware                      1-7127                  38-1984850
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(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)


One First National Plaza,  Chicago, IL                                  60670
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(Address of principal executive offices)                              (ZIP Code)


Registrant's telephone number, including area code   312-732-4000
                                                     ------------
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Item 5.  Other Events
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     CHICAGO, November 14, 1997 -- First Chicago NBD Corporation announced today that its Board of Directors authorized the purchase of up to 12 million shares of First Chicago NBD's common stock.

     The new program will begin upon the completion of the current 40 million share repurchase program, which was announced in October of 1996 and is expected to be completed by year-end. Under the new program, purchases will occur from time to time in open market or private transactions. Common shares outstanding at September 30, 1997, were 292 million.

     The Corporation's Board also declared a quarterly common stock dividend of $0.44 per share, which represents a 10 percent increase from the Corporation's previous quarterly dividend of $0.40 per share.

     The dividend is payable January 1, 1998, to stockholders of record on December 5, 1997.





Pursuant to the requirements of the Securities Exchange Act of l934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  First Chicago NBD Corporation
                                  -----------------------------
                                  (Registrant)


Date:  November 14, 1997             By:       /s/ M. Eileen Kennedy
      --------------------                  -----------------------------
                                     Title: Senior Vice President and
                                            Treasurer

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